EXHIBIT 99.1

BRIGHAM MINERALS, INC.
REPORTS RECORD SECOND QUARTER 2021 OPERATING AND FINANCIAL RESULTS AND PROVIDES UPDATED FULL YEAR 2021 GUIDANCE

AUSTIN, Texas - (BUSINESS WIRE) - August 4, 2021 - Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), a leading mineral and royalty interest acquisition company, today announced record operating and financial results for the quarter ended June 30, 2021.

SECOND QUARTER 2021 OPERATIONAL AND FINANCIAL HIGHLIGHTS AND RECENT DEVELOPMENTS

•Daily production volumes of 8,988 Boe/d (70% liquids, 52% oil)
◦Production up 1% sequentially from Q1 2021 driven by a 7% increase in Permian volumes

•Record royalty revenues of $37.0 million
◦Up 15% sequentially from Q1 2021 driven by 13% higher realized prices and 1% higher volumes

•Continued record low general and administrative costs (before share based compensation) of $3.1 million
◦Generated through continued cost reduction efforts initiated in Q2 2020
◦See cost guidance reduction in Operational and Financial Guidance Update table below

•Net income totaling $15.3 million
◦Record Adjusted EBITDA(1) totaling $30.8 million up 14% sequentially from Q1 2021

•Declared Q2 2021 dividend of $0.35 per share of Class A common stock and implemented Base Plus Variable Dividend structure(2)
◦Comprised of Base Dividend of $0.14 per share of Class A common stock and Variable Dividend of $0.21 per share of Class A common stock, which in total represents a 9% sequential total dividend increase from Q1 2021
◦Represents 80% payout ratio of Discretionary Cash Flow ex lease bonus(1) with retained cash utilized to fund mineral acquisitions focused on activity wells
◦Sustainable Base Dividend supported by PDP base and multi decade, high quality inventory

•9.1 net (1,415 gross) activity wells at the end of Q2 2021 comprised of 5.0 net (732 gross) DUCs and 4.1 net (683 gross) permits
◦14% increase in net DUCs to 5.0 net locations driven by a 31% increase in net wells spud
◦Permian Basin net activity wells increased to a record 5.4 net locations

•Acquired 640 net royalty acres deploying $14.4 million in mineral acquisition capital
◦Deployed 96% of mineral acquisition capital to the Permian Basin
◦63% of acquired net locations comprised of PDP, DUCs and permits
◦Approximately 40% of acquisitions internally funded

•$6.4 million cash balance and undrawn revolver capacity of $92 million as of June 30, 2021
◦Conservative leverage at 0.3x last quarter annualized Adjusted EBITDA(1)
◦Borrowing base increased to $165 million effective July 7, 2021 resulting in pro-forma liquidity of $128.4 million

•Portfolio optimization underway with anticipated Q3 2021 impact totaling approximately $6 million
◦Anticipate initial water royalty sales this month from Southern Delaware surface ownership with total potential water royalty revenue of $0.5 million to $1 million beginning in Q3 2021
◦In July, divested certain non-core Oklahoma minerals generating proceeds of $3.3 million (net royalty acres included in "Other" in ownership table below)
◦In July, sold 50% of mineral interest in five Stack/Merge sections as well as leased open minerals to private operator to accelerate development generating proceeds of $1.6 million

(1)Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2)See Quarterly Cash Dividend section below regarding Board approval of future dividends

EXHIBIT 99.1

2021 UPDATED GUIDANCE

•Updated full year 2021 production guidance of 9,000 Boe/d to 9,500 Boe/d
◦See additional detail in Operational and Financial Guidance Update table below
◦General and administrative costs reduced 13% at the mid-point to $13.4 million from $15.4 million
◦Mineral acquisition capital reduced 35% at the mid-point to $65 million from $100 million
▪Maintaining discipline in environment with higher seller expectations and transitory competition
◦Mid-point of daily production volumes reduced 3% attributable to reduced mineral acquisitions

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Drilling activity continued to rebound in the second quarter with a 16% gross (31% net) increase in wells spud compared to the first quarter, which substantially outpaced the 9% industry-wide rig increase in our liquids rich basins. Drilling activity drove a 14% increase in net DUCs to 5.0 net locations, which we anticipate will be highly contributory to production volumes over the next twelve months as operators such as Chevron Corporation, Pioneer Natural Resources Inc., Exxon Mobil Corporation, PDC Energy, Inc. and Diamondback Energy, Inc. turn our DUCs in line to production. Collectively, these large, well-capitalized E&Ps operate 60% of our DUCs and are running an aggregate 19 frac crews in our basins. Driven by this high-quality DUC inventory, we anticipate our production volumes over the next twelve months, or the period from Q3 2021 through Q2 2022, will average between 9,000 Boe/d and 10,000 Boe/d. Our acquisition team remained highly disciplined as commodity prices increased throughout the second quarter targeting highly accretive acquisitions focused on activity wells and continued to deliver, deploying $14.4 million in mineral acquisition capital, almost entirely to the Permian Basin. As a result of higher seller price expectations and the desire to maintain discipline in the face of increased competition, which has historically proven to be transitory, we anticipate deploying $15 million of acquisition capital over the next two quarters, which will be majority funded by retained cash and our portfolio optimization and rationalization activities.”

Blake C. Williams, Chief Financial Officer, added, “Our high-quality asset base delivered strong second quarter results highlighted by both record revenues and Adjusted EBITDA(1). Realized pricing improved 13% over the first quarter, which along with our production uplift drove a 9% increase in our dividend to $0.35 per share this quarter. Further, we were able to internally fund approximately 40% of our second quarter mineral acquisition capital, which is up from 30% in the first quarter. Finally, we are excited to implement a base plus variable dividend structure(2) with a quarterly base dividend of $0.14 per share, which represents an attractive and sustainable fixed base yield relative to broader market indices. We believe the base dividend has been battle tested as it equates to our second quarter 2020 dividend, which incorporates the substantial commodity price, economic and activity disruptions attributable to the COVID-19 pandemic and the actions of OPEC +. In addition to the base dividend, our second quarter dividend includes a variable amount of $0.21 per share, bringing our total payout to 80% of Discretionary Cash Flow ex lease bonus(1) for the second quarter. The variable dividend represents an incremental 4.4% annualized yield for a total dividend yield of 7.3% to our Class A shareholders at our current stock price. In summary, the implementation of this dividend structure(2) represents the confidence in both our team and our assets’ ability to consistently return capital to shareholders regardless of commodity prices or activity.”

(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below.
(2) See Quarterly Cash Dividend section below regarding Board approval of future dividends

OPERATIONAL UPDATE

Mineral and Royalty Interest Ownership Update

During the second quarter 2021, the Company executed 22 transactions acquiring approximately 640 net royalty acres (standardized to a 1/8th royalty interest) and deployed $14.4 million in capital. The Company focused approximately 96% of its mineral acquisition capital in the second quarter towards the Permian Basin. Second quarter acquisitions are expected to deliver near-term production and cash flow growth with the addition of 24 gross DUCs (0.3 net) and 28 gross permits (0.2 net) to inventory counts.

The table below summarizes the Company’s approximate mineral and royalty interest ownership as of the dates indicated.

EXHIBIT 99.1

	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Net Royalty Acres
June 30, 2021	29,270	6,105	11,415	10,650	16,345	7,995	6,790	88,570
March 31, 2021	28,940	5,775	11,400	10,725	16,320	7,980	6,790	87,930
Acres Added (Revised) Q/Q	330	330	15	(75)	25	15	—	640
% Added Q/Q	1%	6%	—%	(1)%	—%	—%	—%	1%

DUC Conversions Updates

During the second quarter 2021, the Company identified approximately 204 gross (0.7 net) horizontal wells converted to production, which represented 26% of its gross DUC inventory as of the first quarter 2021 (16% of net DUCs). Well conversions to proved developed producing during second quarter are summarized in the table below:

Q2 2021 Wells Converted to Proved Developed Producing(1)
	Gross		Net
DUCs	204	75%	0.7	61%
Acquired	59	22%	0.4	31%
Converted Permitted and Other	10	4%	0.1	8%
Total	273	100%	1.2	100%
(1) Individual amounts may not add to totals due to rounding.

Drilling Activity Update

During the second quarter 2021, the Company identified 153 gross (1.3 net) wells spud on its mineral position, which represents a 31% sequential increase from the first quarter 2021 on a net well basis. Brigham’s gross and net wells spud activity over the past ten quarters is summarized in the table below:

	Q1 19	Q2 19	Q3 19	Q4 19	Q1 20	Q2 20	Q3 20	Q4 20	Q1 21	Q2 21
Gross Wells Spud	230	248	214	185	209	36	57	79	132	153
Net Wells Spud	1.2	1.3	1.3	1.7	1.6	0.2	0.4	0.4	1.0	1.3
Four Quarter Rolling Average Net Wells Spud	1.2	1.2	1.2	1.4	1.5	1.1	1.0	0.6	0.5	0.8

DUC and Permit Inventory Update

The Company expects 2021 production growth will be driven by the continued conversion of its DUC and permit inventory. Brigham’s gross and net DUC and permit inventory as of June 30, 2021 by basin is outlined in the table below:

	Development Inventory by Basin(1)
	Delaware	Midland	SCOOP	STACK	DJ	Williston	Other	Total
Gross Inventory
DUCs	176	232	50	10	124	123	17	732
Permits	162	99	5	—	149	258	10	683
Net Inventory
DUCs	1.9	1.4	0.3	—	1.1	0.2	0.1	5.0
Permits	1.0	1.1	—	—	1.3	0.6	—	4.1
(1) Individual amounts may not add to totals due to rounding.

EXHIBIT 99.1
FINANCIAL UPDATE

For the three months ended June 30, 2021, crude oil, natural gas and NGL production volumes increased 1% to 8,988 Boe/d as compared to the three months ended March 31, 2021 and increased 2% as compared to the same prior-year period. The majority of the operator activity and production volumes affected by Winter Storm Uri in February 2021 returned over the course of the quarter resulting in flat production volumes relative to the first quarter 2021.

For the three months ended June 30, 2021, average realized prices were $63.11 per barrel of oil, $4.58 per Mcf of natural gas, and $23.77 per barrel of NGL, for a total equivalent price of $45.24 per Boe. This represents a 13% increase relative to the three months ended March 31, 2021 and a 191% increase relative to the same prior-year period.

The Company saw general and administrative costs (before share-based compensation) continue to remain at record lows of $3.1 million for the three months ended June 30, 2021 as compared to the three months ended March 31, 2021 and decreased 22% relative to the same prior-year period.

The Company's net income for the three months ended June 30, 2021 was $15.3 million. Adjusted EBITDA was $30.8 million for the three months ended June 30, 2021, up 14% from the three months ended March 31, 2021 and up 421% relative to the same prior-year period. Adjusted EBITDA ex lease bonus was $30.0 million for the three months ended June 30, 2021, up 18% from the three months ended March 31, 2021 and up 413% from the same prior-year period. Adjusted EBITDA and Adjusted EBITDA ex lease bonus are Non-GAAP financial measures. For a definition of Adjusted EBITDA and Adjusted EBITDA ex lease bonus and a reconciliation to our most directly comparable measure calculated and presented in accordance with GAAP, please read "Non-GAAP Financial Measures” below.

As of June 30, 2021, the Company had a cash balance of $6.4 million and $92.0 million of undrawn revolver capacity under its credit facility, providing the Company with total liquidity of $98.4 million. In connection with the Company's semi-annual borrowing base redetermination, the Company's borrowing base was increased to $165.0 million effective July 7, 2021 resulting in pro forma liquidity of $128.4 million.

EXHIBIT 99.1
Results of Operations

Unaudited Financial and Operational Results	Three Months Ended		Six Months Ended
($ in thousands, except per unit of production data)	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2020
Operating Revenues
Oil sales	$26,729	$22,813	$49,542	$33,353
Natural gas sales	6,704	5,437	12,141	4,346
NGL sales	3,572	3,926	7,498	3,218
Total mineral and royalty revenue	$37,005	$32,176	$69,181	$40,917
Lease bonus and other revenue	806	1,597	2,403	3,968
Total Revenues	$37,811	$33,773	$71,584	$44,885
Production
Oil (MBbls)	424	411	834	921
Natural gas (MMcf)	1,465	1,451	2,916	2,986
NGLs (MBbls)	150	151	301	333
Equivalents (MBoe)	818	804	1,621	1,752
Equivalents per day (Boe/d)	8,988	8,931	8,959	9,628
Realized Prices ($/Boe)
Oil ($/Bbl)	$63.11	$55.55	$59.39	$36.20
Natural gas ($/Mcf)	4.58	3.75	4.16	1.46
NGLs ($/Bbl)	23.77	25.97	24.88	9.66
Average Realized Price	$45.24	$40.03	$42.66	$23.35
Operating Expenses
Gathering, transportation and marketing	$1,593	$1,733	$3,326	$3,404
Severance and ad valorem taxes	2,300	1,833	4,133	2,786
Depreciation, depletion, and amortization	9,080	9,367	18,447	24,026
General and administrative (before share-based compensation)	3,142	3,142	6,284	7,664
Total operating expenses (before share-based compensation)	$16,115	$16,075	$32,190	$37,880
General and administrative, share-based compensation	2,555	2,300	4,855	3,736
Total Operating Expenses	$18,670	$18,375	$37,045	$41,616
Income from Operations	$19,141	$15,398	$34,539	$3,269
Other expenses:
Interest expense, net	(387)	(267)	(654)	(577)
Other income, net	2	13	15	25
Income Before Taxes	$18,756	$15,144	$33,900	$2,717
Income tax expense	3,430	3,073	6,503	732
Net Income	$15,326	$12,071	$27,397	$1,985
Less: net income attributable to non-controlling interest	(4,138)	(3,475)	(7,613)	(1,329)
Net income attributable to Brigham Minerals, Inc. shareholders	$11,188	$8,596	$19,784	$656

EXHIBIT 99.1

	Three Months Ended		Six Months Ended
Unit Expenses ($/Boe)	June 30, 2021	March 31, 2021	June 30, 2021	June 30, 2020
Gathering, transportation and marketing	$1.95	$2.16	$2.05	$1.94
Severance and ad valorem taxes	2.81	2.28	2.55	1.59
Depreciation, depletion and amortization	11.10	11.65	11.38	13.71
General and administrative (before share-based compensation)	3.84	3.91	3.87	4.37
General and administrative, share-based compensation	3.12	2.86	2.99	2.13
Interest expense, net	0.47	0.33	0.40	0.33

Quarterly Cash Dividend

The Company’s Board of Directors (the “Board”) has declared a quarterly cash dividend incorporating results for the second quarter 2021 of $0.35 per share of Class A common stock. This represents a 9% increase in payout compared to the dividend declared for the first quarter of 2021. The second quarter dividend represents a base dividend of $0.14 per share and a variable dividend of $0.21 per share and will be paid on August 27, 2021 to holders of record as of August 20, 2021. An amount equal to the cash dividend per share will also be set aside for each outstanding award granted under the long-term incentive plan for payment upon the vesting of such awards in accordance with their terms.

Future declarations of dividends are subject to approval by the Board and to the Board’s continuing determination that the declarations of dividends are in the best interests of the Company and its shareholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.

OPERATIONAL AND FINANCIAL GUIDANCE UPDATE

Below is Brigham's updated guidance for the full year 2021.

	Original 2021 Guidance			Updated 2021 Guidance			Change
Guidance Ranges	Low		High	Low		High
Daily Net Production (Boe/d)	9,200	—	9,900	9,000	—	9,500	(3.0)%
Oil Cut (%)	52%	—	55%	No Change

Expenses
Cash G&A Expense ($ millions)	$14.40	—	$16.40	$12.40	—	$14.40	(13.0)%
Share Based Compensation Expense ($ millions)	$9.20	—	$10.00	No Change
Gathering, Transportation, and Marketing ($/Boe)	$1.65	—	$2.25	No Change
Production Taxes (% of Revenue)	7%	—	9%	No Change

Taxes
Tax Depletion ($/Boe)	$10.00	—	$12.50	No Change
Percent of Dividend Expected to be Return of Capital	70%	—	90%	No Change

Mineral Acquisition Capital
Ground Game Acquisition Budget ($ millions)	$90	—	$110	$55	—	$75	(35.0)%

EXHIBIT 99.1

Brigham Minerals Second Quarter 2021 Earnings Conference Call
•Thursday, August 5, 2021 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time)
•Pre-register by visiting: https://www.incommglobalevents.com/registration/q4inc/8365/brigham-minerals-second-quarter-2021-earnings-conference-call-/
•Listen to a live audio webcast of the call by visiting the Company’s website
◦https://investors.brighamminerals.com
•A recording of the webcast will be available on the Company’s website after the call

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets and their ability to sustain dividends over the long term without regard to financing methods, capital structure or historical cost basis.

We define Adjusted EBITDA as Net Income (Loss) before depreciation, depletion and amortization, share-based compensation expense, interest expense, and income tax expense, less other income. We define Adjusted EBITDA ex lease bonus as Adjusted EBITDA further adjusted to eliminate the impacts of lease bonus and other revenues we receive due to the unpredictability of timing and magnitude of the revenue. We define Discretionary Cash Flow as Adjusted EBITDA, less cash interest expense and cash taxes. We define Discretionary Cash Flow ex lease bonus as Discretionary Cash Flow further adjusted to eliminate the impacts of lease bonus revenue.

Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus do not represent and should not be considered alternatives to, or more meaningful than, net income or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus may differ from computations of similarly titled measures of other companies.

The following tables present a reconciliation of Adjusted EBITDA, Adjusted EBITDA ex lease bonus, Discretionary Cash Flow and Discretionary Cash Flow ex lease bonus to the most directly comparable GAAP financial measure for the periods indicated.

EXHIBIT 99.1
SUPPLEMENTAL SCHEDULES

Reconciliation of Adjusted EBITDA and Adjusted EBITDA ex Lease Bonus

	Three Months Ended			Six Months Ended
($ In thousands)	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net Income (Loss)	$15,326	$12,071	$(6,816)	$27,397	$1,985
Add:
Depreciation, depletion, and amortization	9,080	9,367	11,200	18,447	24,026
Share-based compensation expense	2,555	2,300	1,853	4,855	3,736
Interest expense, net	387	267	545	654	577
Income tax expense	3,430	3,073	—	6,503	732
Less:
Other income, net	2	13	23	15	25
Income tax benefit	—	—	850	—	—
Adjusted EBITDA	$30,776	$27,065	$5,909	$57,841	$31,031
Less:
Lease bonus and other revenue	806	1,597	62	2,403	3,968
Adjusted EBITDA ex Lease Bonus	$29,970	$25,468	$5,847	$55,438	$27,063

EXHIBIT 99.1
Reconciliation of Discretionary Cash Flow and Discretionary Cash Flow ex Lease Bonus

	Three Months Ended
($ In thousands, except per share amounts)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Adjusted EBITDA(1)	$30,776	$27,065	$17,233	$16,777
Less:
Adjusted EBITDA attributable to non-controlling interest	(6,315)	(6,230)	(4,000)	(3,912)
Adjusted EBITDA attributable to Class A common stock	$24,461	$20,835	$13,233	$12,865
Less:
Cash interest expense	178	206	111	437
Cash taxes	3,200	1,800	—	—
Dividend equivalent rights	616	384	316	192
Discretionary cash flow to Class A common stock	$20,467	$18,445	$12,806	$12,236
Less:
Lease bonus	641	1,229	—	1,158
Discretionary cash flow ex lease bonus to Class A common stock	$19,826	$17,216	$12,806	$11,078
Payout Ratio:	80%	80%	90%	95%
Distributed cash flow to Class A common stock	$15,861	$13,773	$11,483	$10,524

Shares of Class A common stock	45,134	43,666	43,558	43,316

Distributed cash flow per share of Class A common stock - Dividend	$0.35	$0.32	$0.26	$0.24
(1) Refer to Reconciliation of Adjusted EBITDA from Net Income (Loss) above.

EXHIBIT 99.1
Unaudited Condensed Consolidated Balance Sheets

	June 30,	December 31,
(In thousands, except share amounts)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$6,414	$9,144
Accounts receivable	25,672	17,632
Prepaid expenses and other	3,075	3,693
Total current assets	35,161	30,469
Oil and gas properties, at cost, using the full cost method of accounting:
Unevaluated property	333,082	325,091
Evaluated property	520,082	488,301
Less accumulated depreciation, depletion, and amortization	(207,875)	(189,546)
Total oil and gas properties, net	645,289	623,846
Other property and equipment	5,614	5,587
Less accumulated depreciation	(4,750)	(4,632)
Other property and equipment, net	864	955
Deferred tax asset	25,821	24,920
Other assets, net	688	771
Total assets	$707,823	$680,961

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$8,200	$7,905
Total current liabilities	8,200	7,905
Long-term bank debt	43,000	20,000
Other non-current liabilities	1,503	1,126
Temporary equity	—	146,280
Equity:
Preferred stock, $0.01 par value; 50,000,000 authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.01 par value; 400,000,000 authorized, 45,570,421 shares issued and 45,133,791 shares outstanding at June 30, 2021; 43,995,124 issued and 43,558,494 outstanding at December 31, 2020	456	440
Class B common stock, $0.01 par value; 150,000,000 authorized, 11,652,761 shares issued and outstanding at June 30, 2021; 13,167,687 shares issued and outstanding at December 31, 2020	—	—
Additional paid-in capital	580,181	601,129
Accumulated deficit	(99,303)	(92,392)
Treasury stock, at cost; 436,630 shares at June 30, 2021 and December 31, 2020	(3,527)	(3,527)
Total equity attributable to Brigham Minerals, Inc.	477,807	505,650
Non-controlling interest	177,313	—
Total equity	$655,120	$505,650
Total liabilities and equity	$707,823	$680,961

EXHIBIT 99.1
Unaudited Condensed Consolidated Statements Of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2021	2020	2021	2020
REVENUES
Mineral and royalty revenues	$37,005	$12,543	$69,181	$40,917
Lease bonus and other revenues	806	62	2,403	3,968
Total revenues	37,811	12,605	71,584	44,885
OPERATING EXPENSES
Gathering, transportation and marketing	1,593	1,625	3,326	3,404
Severance and ad valorem taxes	2,300	1,034	4,133	2,786
Depreciation, depletion, and amortization	9,080	11,200	18,447	24,026
General and administrative	5,697	5,890	11,139	11,400
Total operating expenses	18,670	19,749	37,045	41,616
INCOME (LOSS) FROM OPERATIONS	19,141	(7,144)	34,539	3,269
Interest expense, net	(387)	(545)	(654)	(577)
Other income, net	2	23	15	25
Income (loss) before income taxes	18,756	(7,666)	33,900	2,717
Income tax expense (benefit)	3,430	(850)	6,503	732
NET INCOME (LOSS)	$15,326	$(6,816)	$27,397	$1,985
Less: net (income) loss attributable to non-controlling interest	(4,138)	2,766	(7,613)	(1,329)
Net income (loss) attributable to Brigham Minerals, Inc. shareholders	$11,188	$(4,050)	$19,784	$656

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.25	$(0.11)	$0.45	$0.02
Diluted	$0.25	$(0.11)	$0.44	$0.02
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	43,916	35,282	43,717	34,631
Diluted	45,281	35,282	45,091	34,631

EXHIBIT 99.1
Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended June 30,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$27,397	$1,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	18,447	24,026
Share-based compensation expense	4,855	3,736
Amortization of debt issuance costs	141	485
Deferred income taxes	1,286	463
Bad debt expense	—	299
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(8,040)	11,980
Decrease (increase) in other current assets	581	(592)
Increase (decrease) in accounts payable and accrued liabilities	448	(3,509)
Increase (decrease) in other long-term liabilities	16	(256)
Net cash provided by operating activities	$45,131	$38,617
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to oil and gas properties	(36,331)	(28,755)
Additions to other fixed assets	(27)	(286)
Proceeds from sale of oil and gas properties, net	—	1,565
Net cash used in investing activities	$(36,358)	$(27,476)
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of long-term debt	(4,000)	—
Borrowing of long-term debt	27,000	—
Dividends paid	(25,537)	(25,772)
Distribution to holders of non-controlling interest	(7,809)	(19,834)
Debt issuance costs	(21)	(203)
Payment of employee tax withholding for settlement of equity compensation awards	(1,136)	—
Net cash used in financing activities	$(11,503)	$(45,809)
Decrease in cash and cash equivalents and restricted cash	(2,730)	(34,668)
Cash and cash equivalents and restricted cash, beginning of period	9,144	51,133
Cash and cash equivalents and restricted cash, end of period	$6,414	$16,465
Supplemental disclosure of non-cash activity:
Accrued capital expenditures	$100	$23
Capitalized share-based compensation cost	$3,487	$2,998
Temporary equity cumulative adjustment to carrying value	$54,294	$(168,572)
Supplemental cash flow information:
Cash payments for loan commitment fees and interest	$(437)	$(442)
Tax (payment) /refund received	$(2,881)	$113

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Permian Basin in Texas and New Mexico, the SCOOP and STACK plays in the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, continued downturns or delays in resuming operator activity due to commodity price fluctuations, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.